Exhibit 23.2

DeGOLYER AND MacNAUGTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

February 13, 2020

Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton in the Registration Statement on Form S-8 (the Registration Statement) of Oasis Petroleum Inc. (the Company) to be filed with the United States Securities and Exchange Commission on or about February 13, 2020. We also consent to the use and incorporation by reference in the Registration Statement of information contained in our report entitled “Report as of December 31, 2019 on Reserves and Revenue of Certain Properties with interests attributable to Oasis Petroleum Inc.,” to be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and included as an exhibit to the Company’s Current Report on Form 8-K dated January 30, 2020. We further consent to specific references in the Registration Statement to DeGolyer and MacNaughton as an independent petroleum engineering firm.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716